Exhibit 4.1

DELPHI CORPORATION

No. 1

[   ]% JUNIOR SUBORDINATED NOTE
DUE 2033

     DELPHI CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to DELPHI TRUST I, or registered assigns, the principal sum of [  ] ($[  ]) on October 15, 2033, and to pay interest thereon from October [  ] or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, subject to deferral as set forth herein, commencing January 15, 2004, at the rate of [  ]% per annum, plus Compounded Interest, if any, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate of [  ]% per annum, compounded quarterly, on any overdue principal and on any overdue installment of interest. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a full month for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any Interest Payment Date is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment shall be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the fifteenth day (whether or not a business day), next preceding the relevant Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a subsequent record date for the payment of such Defaulted Interest (“Special Record Date”) established by notice given by mail by or on behalf of the Company to the Holders of Debt Securities of the series in default not less than fifteen days preceding such subsequent record date, such record date to be not less than five days preceding the date of payment of such Defaulted Interest or such earlier date not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange.

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     Payment of the principal of and any such interest on this Security will be made at the office or agency of such paying agent or paying agents as the Company may designate for that purpose in the Borough of Manhattan, the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by (i) mailing checks for such interest payable to or upon the order of such Holders at their last addresses as they appear on the Security Register for such Debt Securities or (ii) in the case of Holders of U.S. $10,000,000 or more in aggregate principal amount of such Debt Securities, by wire transfer of immediately available funds, but only if the Trustee has received wire transfer instructions in writing not less than 15 days prior to the applicable Interest Payment Date and provided further that the payment of principal will only be made upon surrender of this Security to the Trustee. Notwithstanding the foregoing, so long as the owner and Holder of record of this Security is Delphi Trust I (the “Trust”), the payment of the principal of and interest (including Compounded Interest, if any) on this Security will be made at such place and to such account of the Trust as may be designated by the Property Trustee (as hereinafter defined).

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder of this Security, by his acceptance of the same, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as though fully set forth at this place.

     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this Security to be signed by any two of its Chairman of the Board, its President, one of its Vice Chairmen, one of its Vice Presidents, including its Treasurer, or its Secretary or one of its Assistant Secretaries, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

DELPHI CORPORATION

By:

Name:
Title:

By:

Name:
Title:

[Corporate Seal]

Attest:

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TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

BANK ONE TRUST COMPANY, N.A.,
as Trustee

By:

Authorized Signatory
Dated:

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FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

(Print or Type Name and Address including Zip Code of Assignee)

the within Security and all rights, thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

By:

Dated:

NOTE:	The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed.

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REVERSE OF SECURITY

DELPHI CORPORATION

[   ]% JUNIOR SUBORDINATED NOTE

DUE 2033

     This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of October [   ], 2003, (herein called the “Indenture”), among the Company and Bank One Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated on the face hereof, whose issuance on the date hereof is limited in aggregate principal amount to $[  ].

     The Securities of this series are subject to the defeasance and covenant defeasance provisions set forth in Article Twelve of the Indenture.

     1. Optional Redemption. Except as provided in the next paragraph, the Securities may not be redeemed by the Company prior to October 15, 2008. The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice (provided that, so long as any Preferred Securities (as defined herein) are outstanding, the Company shall give such notice no later than at such time so as to allow the Property Trustee (as defined herein) to comply with Section [   ] of the Declaration (as defined herein)) by mail, at any time on or after October 15, 2008, as a whole or in part, at the election of the Company (an “Optional Redemption”), at a Redemption Price equal to 100% of the principal amount of the Security being redeemed, together with any accrued but unpaid interest, including Compounded Interest, if any, on the portion of the Security being redeemed, to the Redemption Date.

     The Company may not redeem any Securities in part unless all accrued and unpaid interest thereon (including Compounded Interest, if any) has been paid in full on all outstanding Securities. The Company may not, in any case, redeem the Securities unless all accrued and unpaid interest thereon has been paid in full on all outstanding Securities through the last Interest Payment Date before and including the Redemption Date.

     2. Special Redemption. If, at any time, a Tax Event (as defined below) or an Investment Company Event (as defined below) shall occur and be continuing, the Company shall have the right at any time, upon not less than 30 nor more than 60 days’ notice (provided that, so long as any Preferred Securities are outstanding, the Company shall give such notice no later than at such time so as to allow the Property Trustee to comply with Section [     ] of the Declaration),

(i) in the case of an Investment Company Event, to redeem the Securities in whole but not in part, and (ii) in the case of a Tax Event, to redeem the Securities in whole or in part, in each case for cash, within 90 days following the occurrence of such Tax Event or Investment Company Event, as the case may be, at a Redemption Price equal to 100% of the principal amount of such Security plus any accrued and unpaid interest, including Compounded Interest, if any, to the date fixed for such redemption; provided that, if a Tax Event shall occur and be continuing, and the Company shall not have (i) redeemed all of the Securities pursuant to this paragraph or (ii) dissolved Delphi Trust I, a statutory business trust formed under the laws of the State of Delaware (the “Trust”), pursuant to Section [   ] of the Amended and Restated Declaration of Trust of the Trust, dated October [  ], 2003 (the “Declaration of Trust”), the Company shall pay from time to time to the Trust (and its permitted successors and assigns under the Declaration of Trust) for so long as the Trust (or its permitted successor or assignee) is the registered Holder of the Securities, such additional amounts (the “Additional Sums”) as may be necessary in order that the amount of distributions (including any Additional Amounts (as defined in the Declaration of Trust)) then due and payable by the Trust on the trust preferred securities issued by the Trust (the “Preferred Securities”) that at such time remain outstanding in accordance with the terms thereof shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject from time to time as a result of a Tax Event. Whenever in this Security or in the Indenture there is a reference in any context to the payment of principal of or interest on the Securities, such mention shall be deemed to include mention of the payments of the Additional Sums provided for in this paragraph to the extent that, in such context, Additional Sums are, were or would be payable in respect thereof pursuant to the provisions of this paragraph and express mention of the payment of Additional Sums (if applicable) in any provision hereof shall not be construed as excluding Additional Sums in those provisions hereof where such express mention is not made; provided that the extension of an interest payment period pursuant to this Security shall not extend the payment of any Additional Sums that may be due and payable during such interest payment period.

     “Tax Event” means the receipt by the property trustee of the Trust (the “Property Trustee”), on behalf of the Trust, of an Opinion of Counsel, rendered by a law firm having a recognized national tax and securities law practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of any Preferred Securities, there is more than an insubstantial risk in each case that (i) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Securities, (ii) interest payable by the Company on the Securities is not, or within 90 days of the date of such Opinion of Counsel will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     “Investment Company Event” means the receipt by the Property Trustee, on behalf of the Trust, of an Opinion of Counsel, rendered by a law firm having a recognized national securities law practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, government agency or regulatory authority on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended.

     3. Redemption Procedures. If the Securities are only partially redeemed by the Company pursuant to an Optional Redemption or as a result of a Tax Event as described above, the Securities will be redeemed pro rata or by lot or by any other method as the Trustee shall deem fair and appropriate.

     In the event of redemption of this Security in part only, a new Security or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     4. Event of Default. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     5. Interest Deferral. So long as no Event of Default has occurred and is continuing, the Company shall have the right to defer the payment of interest (including any Additional Sums) on such Securities at any time during the term of such Securities, from time to time, for a period not exceeding 20 consecutive quarterly interest periods (the “Extended Interest Payment Period”), provided, that no Extended Interest Payment Period may extend beyond the Stated Maturity of the Securities. On the Interest Payment Date occurring at the end of the Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate of [        ]% per annum compounded quarterly to the extent permitted by applicable law (“Compounded Interest”)). During such Extended Interest Payment Period, the Company shall not declare or pay any dividends, distributions or interest on, or redeem, purchase, acquire or make a liquidation, principal or premium payment with respect to, any of its Common Stock, preferred stock or any other securities similar to the Preferred Securities or debt securities of the Company ranking equally in right of payment with or junior to the Securities, and shall not make any guarantee payments with respect thereto; provided, however, that, during any such Extended Interest Payment Period, the Company may (i) make any dividend, redemption, liquidation, interest, principal or guarantee payment in the form of Common Stock, (ii) purchase, redeem or otherwise acquire Common Stock in connection with any employee benefit plans or any other contractual obligation of the Company, other than a contractual obligation ranking equally with or junior to the Securities, (iii) make payments under the Guarantee (as defined in the Declaration of Trust) with respect to the Preferred Securities, (iv) make payments or distributions in connection with a reclassification of the Company’s capital stock; provided such reclassification does not result in the issuance of securities senior to the Securities, and (v) make any payments or distributions in connection with an exchange or conversion of any securities of the Company for any class or series of the Company’s capital stock that is junior to the Securities

(including the purchase of fractional interests thereof). Prior to the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period, together with all such further extensions thereof, shall not exceed 20 consecutive quarterly interest periods or extend beyond the Stated Maturity of the Securities. During an Extended Interest Payment Period, the Company may pay all or any portion of the interest accrued on the Securities on any Interest Payment Date to Holders of record on the Regular Record Date for such Interest Payment Date. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest then due, together with Compounded Interest, the Company may select a new Extended Interest Payment Period, subject to the foregoing requirements. No interest on this Security shall be due and payable during an Extended Interest Payment Period, except at the end thereof. At the end of the Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid on the Securities including any Compounded Interest which shall be payable to the Holders of the Securities in whose names the Securities are registered in the Security Register on the Regular Record Date for the first Interest Payment Date occurring on or after the end of the Extended Interest Payment Period.

     So long as the Property Trustee is the sole owner and Holder of record of the Securities at the time the Company selects an Extended Interest Payment Period, the Company shall give both the Property Trustee and the Trustee written notice of its selection of such Extended Interest Payment Period ten business days prior to the earlier of (i) the next succeeding date on which distributions on the Preferred Securities are payable or (ii) the date the Trust is required to give notice of the record date or the date such distributions are payable to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities but in any event not less than one business day prior to such record date. The Company shall cause the Trust to give notice of the Company’s selection of such Extended Interest Payment Period to the holders of Preferred Securities.

     If, as a result of an Early Termination Event (as defined in the Declaration of Trust), Securities have been distributed to holders of Preferred Securities, at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of Securities and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten business days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange (if the Securities are then listed thereon) or other applicable self-regulatory organization or to Holders of the Securities.

     6. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the Company, when authorized by a Board Resolution, and the Trustee, with the consent of the Holders of not less than a majority in the aggregate principal amount of the Debt Securities of all series affected at the time outstanding (voting as one class), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities; provided, however, that no such supplemental indenture shall (i) change the fixed maturity of any Debt Securities, or reduce the principal amount thereof (or premium, if any), or reduce the rate or extend the time of payment of any interest or Additional Amounts thereon or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of (premium, if any) or interest, if any, or Additional Amounts, if any, on any Debt Security payable in any coin or currency other than that provided in such Debt Security, (ii) impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date), or (iii) reduce the aforesaid percentage of Debt Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debt Security then outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of all series at the time outstanding affected thereby, on behalf of the Holders of the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security. In addition, the Indenture permits the Company and the Trustee, under certain circumstances set forth in the Indenture, when authorized by a Board Resolution (as defined in the Indenture) to enter into an indenture or supplemental indentures without the consent of the Holders of Debt Securities.

     Subject to Article Twelve of the Indenture, no reference herein to the Indenture (other than such Section) and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

     7. Agreed Tax Treatment. The Company and, by acceptance of a Security or a beneficial interest therein, the Holder of, and any person that acquires a beneficial interest in, such Security, agree that for United States federal, state and local tax purposes it is intended that such Security constitute indebtedness.

     8. Listing of Securities upon Distribution to Preferred Security Holders. In connection with the distribution of the Securities to the holders of the Preferred Securities upon an Early Termination Event, the Company will use its best efforts to list such Securities on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed and traded.

     9. Transfer of Securities. As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     Except as provided below, the Securities of this series are issuable only in registered form without coupons in denominations of U.S. $25 and, to the extent practicable, any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of different authorized denominations as requested by the Holder surrendering the same. In connection with the distribution of Securities to holders of the Preferred Securities in connection with an Early Termination Event:

     (i) the Securities in certificated form may be presented to the Trustee by the Property Trustee in exchange for one or more Global Securities in an aggregate principal amount equal to the aggregate principal amount of all outstanding Securities, to be registered in the name of the Depository, or its nominee, and delivered by the Trustee to the Depository, or its custodian, for crediting to the accounts of its participants pursuant to the procedures of the Depository. The Company upon any such presentation shall execute a Global Security in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture; and

     (ii) if any Preferred Securities are held in non book-entry certificated form, the Security in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security certificate which represents Preferred Securities other than Preferred Securities held by the Depository Trust Company (or any permitted successor thereto) (the “Depository”) or its nominee (“Non Book-Entry Preferred Securities”) will be deemed to represent beneficial interests in Securities presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security certificates are presented to the Security Registrar for transfer or reissuance at which time such Non Book-Entry Preferred Security certificates will be canceled and a Security, registered in the name of the Holder of the Preferred Security.

certificate or the transferee of the Holder of such Preferred Security certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture. On issue of such Securities, Securities with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company, or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES.

     All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

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